Exhibit 4.8
FIRST AMENDMENT TO
SECURITIES PURCHASE AGREEMENT
     THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (“Amendment”) is made as of August __, 2010 by and between CryoPort, Inc., a Nevada corporation (the “Company”) and _____________________________ (the “Investor”) and amends that certain Securities Purchase Agreement between the Company and the Investor (the “Purchase Agreement”).
Recitals
     A. The Company and the Investor are executing and delivering this Amendment in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended; and
     B. The Company and the Investor previously entered into the Purchase Agreement; and
     C. The Company and the Investor desire to amend the Purchase Agreement pursuant to the terms and conditions of this Amendment.
     In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. Except as otherwise provided in this Amendment, capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.
     2. Warrant Exercise Prices. The definition of Unit Warrant is hereby amended and restated to mean “a warrant to purchase one share of Common Stock (subject to adjustment) at an exercise price of $0.77 per whole share (subject to adjustment) in the form attached to the Agreement as Exhibit A.” The terms of the Additional Warrant (including, without limitation, exercise price) are identical to the terms of the Unit Warrant.
     3. Removal of Adjustment to Shares Purchased Pursuant to Section 2.1 of the Agreement and Addition of Participation Right. Section 2.3 of the Agreement is hereby amended by deleting the provisions thereof and substituting therefor the following:
          “2.3 Participation Right.
     (a) For a period of 24 months following the Closing Date, the Investor shall have the right to participate in any subsequent equity financing (a “Subsequent Financing”), on the same terms, conditions and price (whether fixed or determined by formula) provided for in the Subsequent Financing; provided, however, that nothing shall preclude the Company from also selling the same securities to other investors not a party to the transaction contemplated by this Agreement as well as part of the Subsequent Financing.
     (b) At least 5 business days prior to the closing of the Subsequent Financing, the Company shall deliver to the Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of the Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 business day after such request, deliver a Subsequent Financing Notice to the Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.
     (c) If the Investor desires to participate in such Subsequent Financing the Investor must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 5th business day after all investors have received the Pre-Notice that the Investor is willing to participate in the Subsequent Financing, the amount of the Investor’s participation, and that the Investor has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from the Investor as of such 5th business day, the investor shall be deemed to have notified the Company that it does not elect to participate.
     (d) Following 5:30 p.m. (New York City time) on the 5th business day after all of investors have received the Pre-Notice, the Company shall have the right to close the Subsequent Financing upon terms no more favorable than as set forth in Subsequent Financing Notice.
     (e) The foregoing right to participate shall not apply to subsequent closings with respect to the offering contemplated by this Agreement effected prior to the filing of the Registration Statement, issuances of equity or equity linked securities under equity incentive plans, issuances of warrants to consultants or other service providers in exchange for bona fide services or in connection with any merger, acquisition or strategic transaction.”
     4. Amendments. Section 9.6 of the Agreement is hereby amended by deleting the provisions thereof and substituting therefor the following:
“9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each investor who has purchased

Securities in the offering contemplated hereby. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.”
     5. Miscellaneous.
          5.1 Confirmation. Except as amended hereby, the Agreement remains in full force and effect in accordance with its existing terms.
          5.2 Effectiveness. This Amendment shall not be effective until the Company shall have received a duly executed counterpart from each investor who has previously delivered a duly executed counterpart to the Purchase Agreement.
          5.3 Counterparts; Faxes. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may also be executed via facsimile, which shall be deemed an original.
          5.4 Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.
          5.5 Amendments and Waivers. Any term of this Amendment may be amended and the observance of any term of this Amendment may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each investor who has purchased Securities in the offering contemplated hereby. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under the Agreement, as amended by this Amendment, at the time outstanding, each future holder of all such Securities, and the Company.
          5.6 Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
          5.7 Entire Agreement. This Amendment, together with the Agreement, including the Exhibits and the Disclosure Schedules thereto, and the other Transaction Documents constitute the entire agreement between the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
[signature pages follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Amendment as of the date first above written.

The Company:	CryoPort, Inc.
By:
		Name:	Larry G. Stambaugh
		Title:	Chief Executive Officer

Signature Page to First Amendment to
Securities Purchase Agreement

The Investor:
By:
Name:
Title:

Signature Page to First Amendment to
Securities Purchase Agreement